UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2025

APPLIED DIGITAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-31968	95-4863690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3811 Turtle Creek Boulevard, Suite 2100

Dallas, Texas   75219

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 427-1704

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 25, 2025 (the “Grant Date”), the Compensation Committee (the “Committee”) of the Board of Directors of Applied Digital Corporation (the “Company”) approved an award of 170,000 restricted stock units (the “RSUs”) to Jason Zhang, Co-Founder and Chief Strategy Officer of the Company, under the Company’s 2024 Omnibus Equity Incentive Plan (as amended from time to time, the “Plan”). Each RSU represents a right to receive one share of the Company’s common stock upon vesting. The RSUs were fully vested on the Grant Date.

The foregoing description of the RSUs does not purport to be complete and is qualified in its entirety by reference to the Form of Restricted Stock Unit Agreement, a copy of which is filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K, filed with the SEC on November 21, 2024 and incorporated by reference hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED DIGITAL CORPORATION

Date: December 2, 2025	By:	/s/ Saidal Mohmand
	Name:	Saidal Mohmand
	Title:	Chief Financial Officer